UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 25, 2008

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On November 24, 2008, the Board of Directors of AMN Healthcare Services, Inc. (the “Company”) approved amendments to the Company’s By-Laws, the Fifth Amended and Restated By-Laws of AMN Healthcare Services, Inc. (the “By-Laws”), which changes were effective on November 25, 2008. The amendments, among other matters:

1.	In Section 2.3, permit a special meeting of shareholders to be called by record holders of not less than 25% of all shares entitled to cast votes at such meeting. The amendment further provides that, if the Company’s Board of Directors (the “Board”) determines in good faith that the business specified in the stockholders’ request will be included in an upcoming annual meeting of stockholders to be held within 90 days after receipt of the request, the special meeting will not be held. Previously, the Company’s stockholders were not empowered to call a special meeting of stockholders. If a special meeting shall be held pursuant to a stockholder request in accordance with Section 2.3, Section 2.3 requires the Board to set a place and time for the special meeting, which time is not more than 90 days after receipt of the stockholder request, and a record date for the meeting.

2.	In Section 2.9, require that all voting, including on the election of Directors, shall be by written ballot.

3.	In Section 2.11(f), provide in clause (i) that names and addresses of beneficial owners on whose behalf a Director nomination is made and their Affiliates be set forth in the Notice of Nomination, and in clause (ix) that nominees confirm their agreement to tender a resignation in accordance with the Company’s By-laws and Corporate Governance Guidelines.

4.	In Section 2.11(g), in clauses (i) and (ii), require that the stockholder proponent shall provide the name and address of, and the number of shares owned and date acquired by, Affiliates of the stockholder proponent and the beneficial owners, if any, on whose behalf a nomination is being made or other business is being proposed, in addition to providing such information about the stockholder proponent and any beneficial owner.

5.	In Section 2.11(g), in clause (ix), correct a scrivener error to include text that was inadvertently omitted from the Fourth Amended and Restated By-Laws of the Company. At the end of clause (ix), following the word “participant,” the following text has been added: “in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.”

6.	In Section 3.3, provide for majority voting for the election of Directors in uncontested elections. Previously, the Company’s bylaws provided for the election of Directors by plurality voting in all circumstances. Section 3.3 further requires that any Director who does not receive the required majority shall tender his or her resignation to the Board and provides that, within 90 days after the date of certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken and the Board will act on such recommendation and publicly disclose its decision and the rationale behind it.

The By-Laws contain additional minor changes and clarifications in Article 2 and Section 3.3. The preceding description is qualified in its entirety by reference to the Fifth Amended and Restated By-Laws of AMN Healthcare Services, Inc., which are filed as Exhibit 3 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3	Fifth Amended and Restated By-Laws of AMN Healthcare Services, Inc., effective November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President and Chief Executive Officer

Date: November 25, 2008